Exhibit 99.1

FOR MORE INFORMATION:	FOR IMMEDIATE RELEASE
David L. Tripp, Vice President and Director,	February 26, 2004
Investor Relations and Corporate Communications
THE ROUSE COMPANY
10275 Little Patuxent Parkway
Columbia, Maryland 21044
(410) 992-6546
www.therousecompany.com

THE ROUSE COMPANY REPORTS RECORD RESULTS

FOR 2003 YEAR-END AND FOURTH QUARTER

Columbia, Md. – Officials at The Rouse Company (NYSE:RSE) announced the release of 2003’s year-end and fourth quarter financial results.  Net Earnings totaled $260.6 million, $2.73 per share, for the year, up from $139.9 million, $1.47 per share, in 2002.  For the fourth quarter, Net Earnings were $57.9 million, $.59 per share, compared to a Net Loss of $5.3 million ($.10) per share in 2002, when the Company recorded $42.1 million of impairment losses on operating properties.  Funds From Operations (see attached Financial Highlights for a reconciliation of Funds From Operations to Net Earnings) were a record $369.8 million, $3.85 per share, compared to $242.9 million, $2.63 per share, for 2002.  For the fourth quarter, Funds From Operations were $101.8 million, $1.04 per share, up from $50.9 million, $.54 per share.  For 2003, the full year included impairment losses on operating properties of $7.9 million, $1.4 million of which came in the fourth quarter and was related to two industrial buildings slated for sale in 2004.

The Company’s retail centers generated excellent results for 2003.   Net Operating Income (NOI) was $508.9 million for the year, up 8.3% from $469.8 million in 2002, while for the fourth quarter, NOI was down slightly, $136.9 million versus $145.2 million, due to the sale earlier in the year of six retail centers in the Philadelphia area.  Comparable property NOI increased by 4.0% for the year and 2.1% for the fourth quarter.  Comparable space tenant sales were ahead by 1.2% over 2002, while sales productivity, $426 per square foot for small merchants, and occupancy levels, 94.8% at year-end, continued to be among the best in the shopping center industry.

The Company’s portfolio of office and other properties generated $122.2 million of Net Operating Income (NOI) compared to $125.0 million in 2002, and for the fourth quarter the NOI was $31.8 million, down from $33.4 million for the same period last year.  The continuing weak demand for office space nationally has affected several of the Company’s projects; as a result, average occupancy levels for 2003 were 87.9% compared to 89.6% for 2002.

Columbia and Fairwood in Maryland and Summerlin in Nevada, the Company’s three existing master-planned communities, produced record-breaking results for 2003.  Net Operating Income (NOI) was $123.9 million for 2003, up 43.7% from $86.2 million in 2002, and for the fourth quarter, NOI was $31.3 million compared to $23.5 million a year ago. Given that 33 fewer acres were sold in 2003 than in 2002, these record results were largely due to higher land prices and greater participation payments from builders in the prices of new homes sold.

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THE ROUSE COMPANY REPORTS RECORD RESULTS
FOR 2003 YEAR-END AND FOURTH QUARTER

“It was a year filled with accomplishment and recognition,” said Anthony W. Deering, Chairman and CEO of the Company.  “Not only were financial results terrific, but we made five exciting acquisitions during the year.”

The acquisitions were:

•

Christiana Mall (an effective 50% interest), a 1.1 million square foot regional retail center in Newark, Del.  The center has four department stores and 303,000 square feet of small shops which generate sales of approximately $600 per square foot;

•

Staten Island Mall (increased ownership position to 100%), the only regional retail center in that borough of New York City.  The center includes three department stores and 622,000 square feet of very productive small merchants;

•

Mizner Park (a 50% interest) in Boca Raton, Fla., one of the first and most successful large-scale, mixed-use projects in the United States.  The project includes high quality retail and office space, parking structures and residential units (not part of the Company’s interest);

•

A total of 9,000 acres in the northwestern suburbs of Houston, Tex., about 25 miles from downtown on US-290.  Plans call for 17,000 single family residential units, 900 acres of multi-family and commercial uses and initial land sales are expected in 2005;

•

A 52.5% economic interest in The Woodlands, also in Houston, Tex., one of the most successful master-planned communities in the United States.  The acquisition included approximately 4,300 saleable residential acres, 1,200 saleable commercial acres and numerous commercial properties — office buildings, conference center, golf courses, etc.

“Our commercial development efforts produced continued progress on the Village of Merrick Park in Coral Gables, Fla., Fashion Show on the “Strip” in Las Vegas, Nev., the Shops at La Cantera in San Antonio, Tex., and several other projects.  Perhaps most satisfying, our loyal shareholders were rewarded with an increased cash dividend for 2004 – $.47 per share quarterly, an increase of 12% over 2003’s rate – and an increased share price – $47.00 per share at the close of business on December 31, 2003, up 48.3% from $31.70 per share at the close on December 31, 2002,” concluded Deering.

Headquartered in Columbia, Md., The Rouse Company was founded in 1939 and became a public company in 1956.  A premier real estate development and management company, The Rouse Company, through its numerous affiliates, operates more than 150 properties encompassing retail, office, research and development and industrial space in 22 states.

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THE ROUSE COMPANY REPORTS RECORD RESULTS

FOR 2003 YEAR-END AND FOURTH QUARTER

The Company is also the developer of the planned communities of Columbia, Md., and Summerlin, along the western edge of Las Vegas, Nev., and a new project in Houston, Tex.  The Company is also an investor in The Woodlands, a planned community in Houston, Tex.

This release includes forward-looking statements, which reflect the Company’s current view with respect to future events and financial performance.  These forward-looking statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from historical or anticipated results.  The words “believe,” “expect,” “anticipate,” “should”  and similar expressions identify forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates.  The Rouse Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  For a discussion of certain factors that could cause actual results to differ materially from historical or anticipated results, including real estate investment risks, development risks and changes in the economic climate, see Exhibit 99.1 of The Rouse Company’s Form 10-Q for the quarter ended September 30, 2003.

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The Rouse Company

FINANCIAL HIGHLIGHTS

(Unaudited, in thousands, except per share data)

	Three months ended December 31,		Twelve months ended December 31,
	2003	2002	2003	2002
Operating Results Data (note 1)
Segment revenues	$341,857	$350,036	$1,335,674	$1,221,696
Segment operating expenses	148,743	156,262	613,497	570,018
Net Operating Income (note 1)	193,114	193,774	722,177	651,678
Fixed charges, net (note 2)	(73,512)	(79,067)	(295,908)	(293,233)
Income taxes, primarily deferred	(14,387)	(5,573)	(42,286)	(29,945)
Other provisions and losses, net:
Pension plan curtailment loss	—	—	(10,212)	—
Pension plan settlement losses	(1,291)	(8,267)	(10,827)	(8,267)
Provision for organizational changes and early retirement costs	(109)	(4,932)	(7,982)	(13,549)
Net gains (losses) on early extinguishment of debt	(801)	(2,289)	19,517	(8,208)
Impairment provision - MerchantWired	—	—	—	(11,623)
Gain on foreign exchange derivatives	—	—	—	1,134
Net other	204	(593)	3,244	(2,993)
Impairment losses on operating properties	(1,400)	(42,123)	(7,900)	(42,123)
Funds From Operations (note 3)	101,818	50,930	369,823	242,871
Depreciation and amortization	(60,322)	(58,734)	(221,389)	(182,167)
Net gains on dispositions of interests in operating properties	16,369	2,504	112,155	79,147
Net earnings (loss)	$57,865	$(5,300)	$260,589	$139,851

Per Share Data
Diluted per share information
Net earnings (loss)	$.59	$(.10)	$2.73	$1.47
Funds From Operations	$1.04	$.54	$3.85	$2.63

Dividends
Common	$.42	$.39	$1.68	$1.56
Preferred	$.75	$.75	$3.00	$3.00

			December 31, 2003	December 31, 2002
Balance Sheet Data
Assets
Total property and property-related deferred costs			$5,318,731	$5,429,186
Investments in and advances to unconsolidated real estate ventures			647,867	442,405
Accounts receivable and other assets			533,103	448,824
Cash, cash equivalents and marketable securities			139,543	73,736
Total			$6,639,244	$6,394,151

Liabilities and Shareholders’ Equity
Property debt not carrying a Parent Company guarantee of repayment			$2,879,223	$3,271,437
Parent Company debt and debt carrying a Parent Company guarantee of repayment			1,565,269	1,170,040
Total debt			4,444,492	4,441,477
Accounts payable and accrued expenses			179,530	216,647
Other liabilities			611,042	487,603
Company-obligated mandatorily redeemable preferred securities			79,216	136,340
Shareholders’ equity			1,324,964	1,112,084
Total			$6,639,244	$6,394,151

The accompanying notes are an integral part of these highlights.

Note 1 – Segment operating data are presented in accordance with Statement of Financial Accounting Standards No. 131, “Disclosures about Segments of an Enterprise and Related Information.”   As required by the Statement, segment data are reported using the performance measure and accounting policies followed by the Company for internal reporting to management which differ, in certain respects, from those used for reporting under accounting principles generally accepted in the United States of America (GAAP).  The performance measure used by the Company is Net Operating Income (NOI).  The Company defines NOI as segment revenues (exclusive of corporate interest income) less segment operating expenses (including provisions for bad debts, losses (gains) on marketable securities and net losses (gains) on sales of properties developed for sale, but excluding income taxes, fixed charges, as defined below, and real estate depreciation and amortization).  Prior to July 1, 2003, the Company included certain current income taxes in its definition of NOI.  Effective, July 1, 2003, the Company revised its definition to exclude these amounts from NOI, affecting primarily the presentation of the Company’s community development activities.  The amounts from prior periods have been reclassified to conform to the current presentation.  The accounting policies used to calculate NOI and other operating results data are the same as those used by the Company in its condensed consolidated financial statements prepared in accordance with GAAP, except that real estate ventures in which the Company has joint interest and control and certain other unconsolidated ventures are accounted for using the proportionate share method rather than the equity method, and the Company’s share of FFO of other unconsolidated ventures is included in revenues.  Also, discontinued operations and minority interests are included in NOI rather than separately presented.  These segment accounting policies affect only the reported revenues and expenses of the segments and have no net effect on our reported NOI or net earnings.

Note 2 – Fixed charges include interest expense, distributions on Company-obligated mandatorily redeemable preferred securities and other subsidiary preferred stock and ground rent expense, net of interest income earned on corporate investments.

Note 3 – The Company also uses Funds From Operations (FFO) in addition to net earnings to report its operating results.  Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes over time as reflected through depreciation and amortization expenses.  The Company believes that the value of real estate assets does not diminish predictably over time, as historical cost accounting implies, and instead fluctuates due to market and other conditions.  Accordingly, the Company believes FFO provides investors with useful information about our operating performance because it excludes depreciation and amortization expenses.  In addition, FFO was created and is used by the real estate industry as a supplemental performance measure.  Effective January 1, 2003, the Company began using the definition of FFO adopted by the National Association of Real Estate Investment Trusts (NAREIT) and as interpreted by the Securities and Exchange Commission.   Accordingly, FFO is defined as net earnings (computed in accordance with accounting principles generally accepted in the United States of America), excluding gains (losses) on dispositions of interests in depreciated operating properties and depreciation and amortization expenses.  The Company’s calculation of FFO may not be comparable to similarly titled measures reported by other companies because all companies do not calculate FFO in the same manner.  FFO is not a liquidity measure and should not be considered as an alternative to cash flows or indicative of cash available for distributions.  It also should not be considered an alternative to net earnings, as determined in accordance with GAAP, as an indication of the Company’s financial performance.

Note 4 – Noncomparable properties consist of projects which, in 2003 or 2002, were acquired, disposed of, expanded, opened or prepared for disposition.  Such properties include the following: Cherry Hill Mall, Christiana Mall, Echelon Mall, Exton Square, Fashion Show, Franklin Park, The Gallery at Market East, The Jacksonville Landing, Lakeside Mall, Moorestown Mall, North Star, Oakbrook Center, Plymouth Meeting, Randhurst, The Streets at Southpoint, Water Tower Place, Village of Merrick Park, the Village Centers and other retail properties in Columbia, Maryland, additional interests acquired in Collin Creek, Perimeter Mall, Ridgedale Center, Southland Center, Staten Island Mall and Willowbrook, an interest in Westin New York (a hotel in New York City that began operations in October 2002), Hughes Center (a master-planned business park in Las Vegas, Nevada), an office building in Columbia, Maryland, an office building in Hunt Valley, Maryland and seven office buildings in Prince George’s County, Maryland.  Noncomparable properties also include South Street Seaport due to the ongoing effects of the terrorist attacks of September 11, 2001.

The Rouse Company

FINANCIAL HIGHLIGHTS

(Unaudited, in thousands, except per share data)

	Three months ended December 31,		Twelve months ended December 31,
	2003	2002	2003	2002
Operating Results Data (note 1)
Segment Revenues
Retail centers
Comparable	$127,833	$125,842	$480,662	$468,467
Noncomparable	93,306	104,648	362,579	307,046
Total retail centers	221,139	230,490	843,241	775,513
Office and other properties
Comparable	38,740	39,978	151,478	155,513
Noncomparable	12,299	13,886	49,516	49,678
Total office and other properties	51,039	53,864	200,994	205,191
Community development	69,679	65,682	291,439	240,992
	341,857	350,036	1,335,674	1,221,696
Segment Operating Expenses
Retail centers
Comparable	46,066	45,759	184,119	183,331
Noncomparable	38,125	39,580	150,217	122,355
Total retail centers	84,191	85,339	334,336	305,686
Office and other properties
Comparable	14,651	15,340	59,508	61,062
Noncomparable	4,550	5,133	19,302	19,133
Total office and other properties	19,201	20,473	78,810	80,195
Community development	38,357	42,186	167,549	154,827
Commercial development	3,131	2,960	13,833	12,986
Corporate	3,863	5,304	18,969	16,324
	148,743	156,262	613,497	570,018
Net Operating Income (note 1)
Retail centers
Comparable	81,767	80,083	296,543	285,136
Noncomparable	55,181	65,068	212,362	184,691
Total retail centers	136,948	145,151	508,905	469,827
Office and other properties
Comparable	24,089	24,638	91,970	94,451
Noncomparable	7,749	8,753	30,214	30,545
Total office and other properties	31,838	33,391	122,184	124,996
Community development	31,322	23,496	123,890	86,165
Commercial development	(3,131)	(2,960)	(13,833)	(12,986)
Corporate	(3,863)	(5,304)	(18,969)	(16,324)
Net Operating Income	193,114	193,774	722,177	651,678
Fixed charges, net (note 2)	(73,512)	(79,067)	(295,908)	(293,233)
Income taxes, primarily deferred	(14,387)	(5,573)	(42,286)	(29,945)
Other provisions and losses, net:
Pension plan curtailment loss	—	—	(10,212)	—
Pension plan settlement losses	(1,291)	(8,267)	(10,827)	(8,267)
Provision for organizational changes and early retirement costs	(109)	(4,932)	(7,982)	(13,549)
Net gains (losses) on early extinguishment of debt	(801)	(2,289)	19,517	(8,208)
Impairment provision - MerchantWired	—	—	—	(11,623)
Gain on foreign exchange derivatives	—	—	—	1,134
Net other	204	(593)	3,244	(2,993)
Impairment losses on operating properties	(1,400)	(42,123)	(7,900)	(42,123)
Funds From Operations (note 3)	101,818	50,930	369,823	242,871
Depreciation and amortization	(60,322)	(58,734)	(221,389)	(182,167)
Net gains on dispositions of interests in operating properties	16,369	2,504	112,155	79,147
Net earnings (loss)	$57,865	$(5,300)	$260,589	$139,851

Net earnings applicable to common shareholders	$54,829	$(8,336)	$248,439	$127,701

Per Share Data
Diluted per share information
Net earnings (loss)	$.59	$(.10)	$2.73	$1.47
Funds From Operations	$1.04	$.54	$3.85	$2.63
Dividends
Common	$.42	$.39	$1.68	$1.56
Preferred	$.75	$.75	$3.00	$3.00

The accompanying notes are an integral part of these highlights.

Reconciliations of Segment Operating Data to Consolidated Financial Statements

(Unaudited, in thousands)

Reconciliations of the revenues and expenses reported in the schedule of segment operating results to the related amounts in the consolidated financial statements are summarized as follows:

	Three months ended December 31,		Twelve months ended December 31,
	2003	2002	2003	2002

Revenues
Total reported for segments	$341,857	$350,036	$1,335,674	$1,221,696
Share of revenues of proportionate share ventures	(35,952)	(31,599)	(134,565)	(100,325)
Share of Funds From Operations of other minority interest ventures	(6,333)	(6,010)	(16,664)	(16,798)
Revenues of discontinued operations	(9,042)	(41,270)	(79,755)	(156,618)
Other	19	631	176	1,273
Total in consolidated financial statements	$290,549	$271,788	$1,104,866	$949,228
Operating expenses, exclusive of provision for bad debts, depreciation and amortization
Total reported for segments	$148,743	$156,262	$613,497	$570,018
Distributions on Company-obligated mandatorily redeemable preferred securities and other subsidiary preferred stock	2,489	3,699	12,664	14,303
Ground rent expense	1,394	1,438	5,930	6,250
Share of operating expenses of proportionate share ventures	(12,941)	(11,725)	(50,914)	(36,907)
Provision for bad debts	(5,501)	(1,618)	(11,267)	(7,129)
Operating expenses of discontinued operations	(3,289)	(16,365)	(34,592)	(67,027)
Other	3,249	4,832	7,191	3,408
Total in consolidated financial statements	$134,144	$136,523	$542,509	$482,916
Interest expense
Total fixed charges reported	$73,512	$79,067	$295,908	$293,233
Corporate interest income	634	1,035	2,324	4,326
Distributions on Company-obligated mandatorily redeemable preferred securities and other subsidiary preferred stock	(2,489)	(3,699)	(12,664)	(14,303)
Ground rent expense	(1,394)	(1,438)	(5,930)	(6,250)
Share of fixed charges of proportionate share ventures	(9,466)	(7,801)	(35,536)	(27,166)
Fixed charges of discontinued operations	(2,621)	(10,083)	(21,336)	(39,847)
Total in consolidated financial statements	$58,176	$57,081	$222,766	$209,993
Depreciation and amortization
Total reported	$60,322	$58,734	$221,389	$182,167
Share of depreciation and amortization of unconsolidated ventures	(8,599)	(8,474)	(33,218)	(19,245)
Depreciation and amortization of discontinued operations	(1,919)	(8,843)	(14,891)	(31,328)
Total in consolidated financial statements	$49,804	$41,417	$173,280	$131,594
Other provisions and losses (gains), net
Total reported	$1,997	$16,081	$6,260	$43,506
Share of losses of unconsolidated ventures	(1)	(151)	(137)	(529)
Gains (losses) of discontinued operations	—	—	26,896	(5,346)
Certain current income taxes	—	—	(506)	—
Total in consolidated financial statements	$1,996	$15,930	$32,513	$37,631
Impairment losses on operating properties
Total reported	$1,400	$42,123	$7,900	$42,123
Impairment losses on discontinued operations	—	(42,123)	—	(42,123)
Total in consolidated financial statements	$1,400	$—	$7,900	$—
Income taxes, primarily deferred
Total reported	$14,387	$5,573	$42,286	$29,945
Certain current income taxes	—	—	506	—
Share of income taxes of proportionate share ventures	—	—	(3)	(17)
Income taxes of discontinued operations	(9)	(202)	(289)	598
Income taxes on gain on sale of property developed for sale included in discontinued operations	—	(1,513)	—	(1,513)
Total in consolidated financial statements	$14,378	$3,858	$42,500	$29,013
Net gains on dispositions of interests in operating properties
Total reported	$16,369	$2,504	$112,155	$79,147
Gains related to discontinued operations	(11,813)	(5,354)	(85,523)	(33,012)
Net gain on sale of property developed for sale included in discontinued operations	—	2,811	—	2,811
Total in consolidated financial statements	$4,556	$(39)	$26,632	$48,946

Calculation of Earnings Per Share (EPS) and Funds From Operations Per Share (FFOPS)

(Unaudited, in thousands, except per share data)

	Three months ended December 31,		Twelve months ended December 31,
	2003	2002	2003	2002
Earnings Per Share (Basic)
Net earnings	$57,865	$(5,300)	$260,589	$139,851
Dividends on unvested common stock awards and other	(154)	(197)	(660)	(860)
Dividends on Series B Convertible Preferred stock	(3,036)	(3,036)	(12,150)	(12,150)
Adjusted net earnings	$54,675	$(8,533)	$247,779	$126,841

Weighted-average shares outstanding	90,079	86,287	88,453	84,954

Earnings Per Share (Diluted)
Net earnings	$57,865	$(5,300)	$260,589	$139,851
Dividends on unvested common stock awards and other	(71)	(184)	(660)	(860)
Dividends on Series B Convertible Preferred stock	(3,036)	(3,036)	(12,150)	(12,150)
Adjusted net earnings	$54,758	$(8,520)	$247,779	$126,841

Weighted-average shares outstanding	90,079	86,287	88,453	84,954
Dilutive securities:
Options, unvested common stock awards and other	2,423	1,336	2,155	1,492
Series B Convertible Preferred stock	—	—	—	—
Adjusted weighted-average shares used in EPS computation	92,502	87,623	90,608	86,446

Funds From Operations Per Share (Basic)
Funds From Operations	$101,818	$50,930	$369,823	$242,871
Dividends on unvested common stock awards and other	(154)	(197)	(660)	(860)
Dividends on Series B Convertible Preferred stock	(3,036)	(3,036)	(12,150)	(12,150)
Adjusted Funds From Operations	$98,628	$47,697	$357,013	$229,861

Weighted-average shares outstanding	90,079	86,287	88,453	84,954

Funds From Operations Per Share (Diluted)
Funds From Operations	$101,818	$50,930	$369,823	$242,871
Dividends on unvested common stock awards and other	(71)	(97)	(406)	(502)
Dividends on Series B Convertible Preferred stock	—	(3,036)	—	—
Interest on convertible property debt	—	—	—	1,012
Adjusted Funds From Operations	$101,747	$47,797	$369,417	$243,381

Weighted-average shares outstanding	90,079	86,287	88,453	84,954
Dilutive securities:
Options, unvested common stock awards and other	2,423	1,558	2,306	1,721
Series B Convertible Preferred stock	5,310	—	5,310	5,310
Convertible property debt	—	—	—	700
Adjusted weighted-average shares used in FFOPS computation	97,812	87,845	96,069	92,685

Earnings per share of common stock
Basic:
Earnings from continuing operations	$.47	$.26	$1.43	$1.44
Discontinued operations	.14	(.36)	1.37	.05
Total	$.61	$(.10)	$2.80	$1.49
Diluted:
Earnings from continuing operations	$.45	$.25	$1.40	$1.42
Discontinued operations	.14	(.35)	1.33	.05
Total	$.59	$(.10)	$2.73	$1.47